Exhibit 10

                         SHARE ACQUISITION AGREEMENT

     This Share Acquisition Agreement is made as of April 26, 1994 among James River Corporation of Virginia, a company organized under the laws of the Commonwealth of Virginia of the United States of America ("James River"), James River International Holdings, Ltd., a company organized under the laws of the Commonwealth of Virginia of the United States of America and a wholly-owned subsidiary of James River ("JRIH"), Montedison S.p.A., a company organized under the laws of Italy ("Montedison"), Tissue Paper Holding S.A., a company organized under the laws of the Grand Duchy of Luxembourg and a wholly-owned subsidiary of Montedison ("Tissue Paper"), and Rayne Holdings Inc., a company organized under the laws of the British Virgin Islands ("Rayne").


                                   RECITALS

     A. Before or concurrently with the execution of this Agreement, Montedison and Tissue Paper have entered into arrangements with Rayne providing for the acquisition by Tissue Paper from Rayne of the Shares (as defined below) which will enable James River to acquire the Shares from Tissue Paper as contemplated herein.

     B.   James River desires to acquire the shares.

     NOW, THEREFORE, in consideration of the covenants and obligations set forth in this Agreement, the parties hereto agree as follows:

     1. Share Acquisition. Subject to the other terms and conditions of this Agreement, at the Closing (as defined below), James River will, directly or indirectly, acquire from Tissue Paper, and Tissue Paper will convey or cause to be conveyed, all of the shares and any rights to shares (the "Shares") of JAMONT Holdings N.V. ("Holdings") currently owned or hereafter acquired by Rayne. The Shares currently outstanding are numbered (in Holdings' share register) as follows: 358,532 up to and including 717,062; 1,431,230 up to and including 9,891,446; 17,637,497 up to and including 17,825,837; and 20,168,486 up to and including 24,422,292. The legal title to such Shares is held by Morgan Guaranty Trust Company of New York ("Morgan"), as escrow agent, under the Escrow Agreement dated as of September 21, 1991 among Rayne, James River and Morgan (the "Escrow Agreement").

     2. Acquisition Price. Against delivery of the Shares, James River will pay or cause to be paid to Tissue Paper or its designee for the Shares at the Closing an amount equal to $569,060,191 plus interest thereon accruing from March 1, 1994 to the date of payment at a rate per annum (on a basis of a 365-day year for the actual number of days involved) equal to 3.75%.

     3. Montedison's and Tissue Paper's Representations and Warranties. Tissue Paper and Montedison, jointly and severally, represent and warrant to James River that (i) subject to James River fulfilling its obligations under the third sentence of Section 9 and subject to obtaining the consents and approvals contemplated by clause
(vi) below (and assuming for purposes of making the representation as to its current right, that James River has already fulfilled such obligations and that all such consents and approvals have been obtained) Montedison has taken all steps necessary to cause Tissue Paper to have, and Tissue Paper currently has, the right (pursuant to the separate arrangements with Rayne referred to in the recitals to this Agreement) to, and at the Closing it will, transfer or cause to be transferred to James River good and valid title to the Shares free and clear of any liens, charges or other encumbrances, (ii) they each have the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (iii) the execution and delivery by Montedison and Tissue Paper of this Agreement and the consummation by each of them of the transactions contemplated hereby have been duly authorized by their respective boards of directors, and no other corporate proceedings on the part of Montedison or Tissue Paper are necessary with respect thereto, (iv) the execution and delivery by Montedison and Tissue Paper of this Agreement and the consummation by each of them of the transactions contemplated hereby does not require the consent of Rayne or Cragnotti & Partners Capital Investment, S.A. ("C&P") except for those consents already obtained by Montedison or Tissue Paper before the date hereof, (v) this Agreement constitutes a valid and binding obligation of each of Montedison and Tissue Paper enforceable in accordance with its terms, (vi) except for filings with and approvals of the Celtona B. V. Works Council, there is no requirement applicable to Montedison or Tissue Paper to make any filing with, or to obtain any permit, authorization, consent or approval of, any public body as a condition to the execution of this Agreement and consummation of the transactions contemplated by this Agreement, (vii) there is no requirement applicable to Montedison or Tissue Paper to make any filing with, or to obtain any permit, authorization, consent or approval of, any bank or other financial institution as a condition to the execution of this Agreement and the consummation of the transactions contemplated by this Agreement, (viii) the execution of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach of any order or decree applicable to Montedison's, Tissue Paper's or any of their affiliates' financial reorganization, and (ix) the execution of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach of any agreement to which Montedison, Tissue Paper or any of their affiliates is a party. Montedison will indemnify James River and JRIH for any losses, damages, claims, liabilities, expenses or other costs incurred in respect of any breach of these representations and warranties or of any other covenant contained herein. Montedison's and Tissue Paper's representations and warranties set forth in this Section shall survive the Closing.

     4. James River's Representations and Warranties. James River represents and warrants to Montedison and Tissue Paper that (i) it has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery by James River of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by its board of directors, and no other corporate proceedings on the part of James River are necessary with respect thereto, (iii) this Agreement constitutes a valid and binding obligation of James River enforceable in accordance with its terms, (iv) except as contemplated by Sections 5(a) and (b) and except for filings with and approvals of the French Ministry of Economy, the Celtona B. V. Works Council, the Italian Ministry of Industry, the Irish Ministry of Industry-Department of Enterprise and Employment, and the United Kingdom's Office of Fair Trading, there is no requirement applicable to James River to make any filing with, or to obtain any permit, authorization, consent or approval of, any public body or any bank or other financial institution as a condition to the consummation of the transactions contemplated by this Agreement, and (v) subject to satisfying the condition in Section 5(a), the execution of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach of any agreement to which James River or any of its affiliates is a party. James River will indemnify Montedison and Tissue Paper for any losses, damages, claims, liabilities, expenses or other costs incurred in respect of any breach of these representations and warranties or of any other covenant contained herein. James River's representations and warranties set forth in this Section 4 shall survive the Closing.

     5. James River's Closing Conditions. James River's obligation to acquire the Shares is subject, to the extent not waived by James River, to the delivery of all documents required to be delivered by Montedison, Tissue Paper or third parties other than James River before the Closing, the performance of all actions required to be taken by Montedison or Tissue Paper before the Closing and the satisfaction of the following conditions:

          (a) James River shall have renegotiated, or obtained appropriate waivers under, the covenants in its existing financing instruments on such terms as James River shall approve to permit it to obtain third party debt and equity financing in an aggregate amount equal to the acquisition price for the Shares (the "Financing").

          (b) James River shall have obtained the Financing on such terms as James River shall reasonably approve.

          (c) All consents, authorizations, orders or approvals of governmental or regulatory authorities which are necessary, and of other entities which are materially necessary, for James River to obtain before acquiring the Shares (including without limitation those filings and approvals referred to in clause (iv) of Section 4) shall have been obtained and all required waiting periods specified by law shall have expired or been terminated.

          (d) No order of any court, arbitrator or administrative agency shall be in effect which restrains or prohibits the transfer of the Shares to James River and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, seeking to prohibit or delay or challenging the validity of the transfer of the Shares to James River and such action or proceeding can reasonably be expected to result in an order which will restrain or prohibit the transfer of the Shares to James River.

          (e) No statute, rule or regulation shall have been enacted which prohibits, restricts or delays, in any material respect, the transfer of the Shares to James River.

          (f) The Shares shall be validly issued, fully paid and non-assessable.

          (g) Montedison shall have caused to be delivered to James River a legal opinion from a law firm reasonably acceptable to James River in the form attached to this Agreement as Exhibit A.

          (h) Rayne's designees on the governing boards of Holdings, Jamont N.V. and Stichting European Tissue shall have resigned effective as of the Closing and those designees shall have executed such documents as may be required to amend Stichting European Tissue's Articles of Association to eliminate Rayne's right to designate directors of that entity.

          (i) The representations and warranties of Montedison and Tissue Paper contained in Section 3 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing.

     6. Montedison's Closing Conditions. Montedison's obligations hereunder to cause Tissue Paper to convey or cause to be conveyed the Shares, and Tissue Paper's obligation to convey or cause to be conveyed the Shares, shall be subject, to the extent not waived by Montedison or Tissue Paper, to the delivery of all documents required to be delivered by James River or third parties other than Montedison or Tissue Paper before the Closing, the performance of all actions required to be taken by James River before the Closing, and the satisfaction of the following conditions:

          (a) All consents, authorizations, orders or approvals of governmental or regulatory authorities which are necessary, and of other entities which are materially necessary, for Montedison or Tissue Paper to obtain before conveying or causing to be conveyed the Shares (including without limitation those approvals referred to in clause (vi) of Section 3) shall have been obtained and all required waiting periods specified by law shall have expired or been terminated.

          (b) No order of any court, arbitrator or administrative agency (including but not limited to the Italian Stock Exchange Commission ("CONSOB")) shall be in effect which restrains or prohibits the transfer of the Shares to James River and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, seeking to prohibit or delay or challenging the validity of the transfer of the Shares to James River and such action or proceeding can reasonably be expected to result in an order which will restrain or prohibit the transfer of the Shares to James River.

          (c) No statute, rule or regulation shall have been enacted which prohibits, restricts or delays, in any material respect, the transfer of the Shares to James River.

          (d) James River shall have caused to be delivered to Montedison a legal opinion from a law firm reasonably acceptable to Montedison in the form attached to this Agreement as Exhibit B.

          (e) The representations and warranties of James River contained in Section 4 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing.

     7. Closing. The closing of the transfer of the Shares to James River (the "Closing") shall take place at the principal office of James River, or at such other place as the parties shall otherwise agree, on June 30, 1994 or, if later, the date on which all the conditions set forth in Sections 5 and 6 are satisfied or waived before termination hereunder as provided in Section 10, unless that day is not a business day, in which case on the next day which is a business day.

     8. Amendment. This Agreement may be amended, modified or supplemented only by written agreement executed by James River, Montedison and Tissue Paper.

     9. Assignment. The provisions of this Agreement shall be binding upon James River, Montedison and Tissue Paper and their respective heirs, legal representatives, successors and assigns. No assignment of this Agreement by a party shall relieve that party of its obligations hereunder. Immediately before the Closing, James River, Montedison and Tissue Paper shall execute or cause to be executed any documents and take any and all action as may be required or advisable to facilitate the transfer of the Shares hereunder including but not limited to the release of the Shares from escrow and termination of the Escrow Agreement.

     10. Termination. This Agreement shall terminate if the Closing has not occurred by June 30, 1994 or, if James River has notified Montedison on or before June 30, 1994 that Montedison or Tissue Paper is in breach of any of its representations in clause (iv), (vii) or (viii) of Section 3 (Montedison or Tissue Paper, as the case may be, shall have the right, up to and including July 11, 1994, to cure such breach without being in default hereunder with respect to such breach) and such breach has not been cured on or before July 11, 1994, then this Agreement shall terminate on July 11, 1994 (as applicable, the "Original Termination Date"); provided that if James River or Montedison and Tissue Paper, as the case may be, is in the process of satisfying a condition in Sections 5(c), 5(d), 5(e), 6(a), 6(b) or 6(c), then such termination shall be postponed until the date which is ten days after the date on which written notice of the satisfaction of such condition has been given to both James River and Montedison or Tissue Paper, but not beyond August 31, 1994; and provided, further, that James River has two successive options to extend the date of termination to July 11, 1994 (the "First Option Period") and to August 31, 1994 (the "Second Option Period"), respectively, which options are exercisable at any time on or before the then current termination date by the delivery of notice thereof from James River to Montedison and Tissue Paper (in the case of the Second Option Period, the notice shall be delivered on or before 11:00 a.m. (Richmond, Virginia time) on July 8, 1994), in the case of
(i) the First Option Period, the interest rate referred to in Section 2 applicable to interest accruing after the Original Termination Date and up to and including July 11, 1994 shall be deemed to be 6.5% and (ii) the Second Option Period, the interest rate referred to in Section 2 applicable to interest accruing after July 11, 1994 and up to and including August 31, 1994 shall be deemed to be 9.5%. If James River elects to extend the date of termination into the Second Option Period, James River will reimburse Tissue Paper for 100% of any fees payable in respect of the calendar quarter in which the Second Option Period falls under the Agreement with respect to Letter of Credit Fees dated as of January 17, 1992 to keep Union Bank of Switzerland's Irrevocable Letter of Credit No. SBY 501335 in effect during that quarter. James River will not be obligated to make such reimbursement to Tissue Paper if Tissue Paper pays such fees before July 11, 1994. The time that any such termination shall become effective shall be at midnight, Richmond, Virginia time, on the date of termination. The termination of this Agreement shall not affect the parties' respective indemnity rights and liabilities under Sections 3 and 4 in respect of any breach of the representations and warranties set forth in either of such Sections which shall have accrued before such termination. Upon termination of this Agreement without the Closing having occurred hereunder, the parties shall continue to have their respective rights under the existing agreements related to Holdings and their respective interests therein and any consents or waivers granted by any party in contemplation of effecting the transactions contemplated by this Agreement, including without limitation any consent to a change in control of Rayne or any consent to the transfer of the legal or beneficial title to the Shares (but excluding any change in the written instructions from Rayne to Morgan made in accordance with the Escrow Agreement), shall be void ab initio.

     11. Recapitalizations, Exchanges, Etc. Affecting the Shares. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares or the shares of capital stock of any successor or assign of Holdings (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Shares by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Except as otherwise expressly provided herein, this Agreement is not intended to confer upon any other person except James River, Montedison and Tissue Paper any rights or remedies hereunder.

     12. Further Assurances. (a) Each party hereto shall (whether in its capacity as a shareholder of any entity or any other capacity whatsoever) do and perform or cause to be done and performed (including but not limited to causing any of its subsidiaries and affiliates to do or perform) all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (b) James River agrees to use its commercially reasonable efforts consistent with those efforts customarily taken by an issuer of securities in the United States public markets rated Baa1 (Moody's) and BBB (Standard & Poor's) to satisfy the conditions in Sections 5(a) and 5(b) promptly following the date hereof.

          (c) James River, Montedison and Tissue Paper agree to use their respective commercially reasonable efforts to cause the parties to whom fees have been paid under the Agreement with respect to Letter of Credit Fees dated as of January 17, 1992 in respect of periods after the Closing to refund such fees. James River shall be entitled to the amount of any refunded fees.

          (d) The parties agree that a portion of the acquisition price payable hereunder will be reported to the U.S. Internal Revenue Service, on Forms 1042 and 1042-S, as a payment of interest, and further agree that if Tissue Paper (or its designee) provides James River with (or causes to be provided to James River) such documentation as may be required properly to establish entitlement to an exemption from U.S. withholding under the U.S. Internal Revenue Code of 1986, as amended (the "Code") (including Form W-8, Form 1001 and such other forms and affidavits as may be required under the Code), then payment of such acquisition price shall be made free and clear of and without deduction for any such withholding, provided that if such documentation is at the time of Closing invalid, inaccurate or otherwise insufficient to establish the recipient's entitlement to exemption from withholding under the Code, then James River shall withhold such taxes as are required under the Code, and James River shall not be required to pay any additional amounts hereunder. In addition, the parties intend that payment of the acquisition price payable hereunder be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings other than those required under the Code (collectively, "Non-Code Withholdings"), and agree that they will cooperate in effecting the payment thereof so as to attempt to eliminate any such Non-Code Withholdings which might otherwise be applicable, but in any case James River will not be obligated to pay any additional amounts hereunder if any such Non-Code Withholdings are required.

          (e) The parties shall provide each other in advance of issuance any press release or other public filings describing the transactions contemplated hereby except where impracticable because of requirements of law or any exchange listing agreement.

     13. Approvals for Transfer. The parties shall take all steps necessary to obtain all consents, authorizations, orders or approvals of governmental and regulatory authorities and of other entities which are necessary for the transfer of the Shares.

     14. Governing Law; Exclusive jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of New York. The parties hereby submit to the exclusive jurisdiction of the United States Federal District Court for the Southern District of New York with respect to the enforcement of any rights or remedies hereunder.

     15. Invalidity of Provision. (a) The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

          (b) If any of the covenants, terms or conditions of this Agreement are held illegal and, further, if director and/or shareholder action (including but not limited to the execution of any documents or instruments) will make such covenants, terms or conditions legal and enforceable, each of the parties hereby agrees that it shall take such action as may reasonably be required to make any such covenants, terms or conditions valid and enforceable.

     16. Notices. All notices and other communications hereunder shall be in writing in English and, unless otherwise provided herein, shall be deemed duly given (i) one business day after delivery, if delivered personally; or (ii) one business day after dispatch, if sent by telefax (with a confirmatory copy sent within one day thereafter by a courier service of good international reputation) to the parties at the following addresses (or at such other address for the party as shall be specified by like notice):

          (a)  If to James River, to:

               James River Corporation of Virginia
               Tredegar Street
               Richmond, Virginia 23219
               Attention:  Clifford A. Cutchins IV, Esquire
               Telecopy:   (804) 343-4609

               with copies to:

               McGuire, Woods, Battle & Boothe
               One James Center
               Richmond, Virginia  23219
               Attention:  Marshall H. Earl, Jr., Esquire
               Telecopy:   (804) 775-1061

          (b)  If to Montedison or Tissue Paper, to:

               Montedison, S.p.A.
               Foro Buonparte, 31
               20121 Milano, Italy
               Attention:  General Counsel
               Telecopy:   (39 2) 877-266

               with copies to:

               Shook, Hardy & Bacon P.C.
               One Kansas City Place
               1200 Main Street
               Kansas City, Missouri   64105-2118
               Attention:  Kevin Sweeney, Esq.
               Telecopy:   (816) 421-5547

     17. Headings; Counterparts. (a) The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. Terms (including defined terms) used in the plural include the singular and vice versa, unless the context otherwise requires.

          (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     18. Entire Agreement. This Agreement, including any exhibits and schedules hereto and the documents and instruments referred to herein, together with any contemporaneously executed agreements which refer to this Agreement, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings by or between the parties hereto, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     19. Injunctive Relief; Remedies. Anything in this Agreement to the contrary notwithstanding, the parties hereto agree that each of the parties hereto may institute and prosecute proceedings in any court of competent jurisdiction in New York to enforce specific performance of or to enjoin breaches of this Agreement or to otherwise obtain equitable relief. Such remedies shall be cumulative and not exclusive and shall be in addition to any other remedy available to the parties hereto.

     20. Service of Process. Each of the parties hereby appoints Prentice-Hall Corporation System, Inc. acting through its offices at 15 Columbus Circle, in New York, New York 10023-7773, and its successors as its authorized agent (the "Authorized Agent") upon which process may be served in any action arising out of or based on this Agreement. Such appointment shall be irrevocable until December 31, 2004, except that, if for any reason the Authorized Agent ceases to be able to act as Authorized Agent or no longer has an address in New York, New York, the parties hereto will appoint another person in New York, New York as such Authorized Agent. Each party hereto shall take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent at its address indicated above, as such address may be changed within New York, New York by notice given by the Authorized Agent to each party hereto, shall be deemed, in every respect, effective service of process upon such party.

     21. Effect of Closing. All of the parties hereto acknowledge that, upon the Closing and the transfer of title to the Shares to James River as provided for herein, James River will directly or indirectly own all of the capital stock of Holdings and as a result thereof the JA/Mont Holdings Joint Venture Agreement, dated as of September 21, 1991, among Holdings, C&P, Rayne, James River and JRIH and the Puts and Calls Agreement, dated as of September 21, 1991, among Rayne, James River and C&P will terminate pursuant to their respective terms. In addition, upon the Closing and the transfer of title to the Shares to James River as provided for herein, all of the parties hereto agree to execute and deliver such documents and take such actions as may be reasonably requested by any party hereto to terminate (i) irrevocable Letter of Credit No. SBY 501335 issued by Union Bank of Switzerland in favor of Rayne (the "Letter of Credit"), (ii) the Agreement with respect to Letter of Credit Fees dated as of January 17, 1992 (related to the Letter of Credit), and (iii) the Escrow Agreement.

     22. Rayne and JRIH as Parties. Rayne and JRIH join in this Agreement for the purpose of acknowledging its existence and agreeing that (a) before or at the Closing contemplated herein, they will execute such documents and take such other actions as James River, Montedison or Tissue Paper may request in connection with the transfer, directly or indirectly, of the Shares to James River, to terminate the interests, if any, of Rayne as a shareholder in Holdings, Jamont N.V. and their respective subsidiaries, to cancel the Letter of Credit and to terminate the Escrow Agreement, and (b) before or at the Closing, they will cooperate with James River, Montedison and Tissue Paper and take such actions as James River, Montedison or Tissue Paper may reasonably request in connection with carrying out the terms of the foregoing Agreement. The parties agree that, upon termination of this Agreement without the Closing having occurred hereunder, any documents executed, or actions taken, by Rayne or JRIH pursuant to this Section 22 shall be void ab initio and that the last sentence of Section 10 shall be applicable to Rayne and JRIH.

     23. EC Consultation. For purposes of making the representations and warranties in Section 3(vi), Montedison and Tissue Paper have assumed that the transactions contemplated on their respective parts by this Agreement do not constitute a "notifiable transaction" by Montedison or Tissue Paper under the European Commission's Merger Control Regulations. For purposes of making the representations and warranties in Section 4(iv), James River has assumed that the transactions contemplated on its and JRIH's parts by this Agreement do not constitute a "notifiable transaction" by James River or JRIH under the European Commission's Merger Control Regulations. After the date of this Agreement, such parties are going to seek the informal concurrence of the European Commission as to these assumptions. If the European Commission does not concur in these assumptions and requires the parties to notify the European Commission, they agree that they will cooperate in making such notifications and that the representations and warranties in Sections 3(vi) and 4(iv) will not be considered to have been breached (and will not be deemed to be untrue or incorrect) as a result of these assumptions being incorrect and correspondingly the conditions to closing in Sections 5(c) and 6(a) will be deemed to include without limitation the notifications to and approval of the European Commission.

     IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first above written.


                              MONTEDISON S.p.A.


                              By:/s/Enrico Bondi
                              Title: Chief Executive Officer
                                       and Managing Director



                              JAMES RIVER CORPORATION OF VIRGINIA


                              By:/s/Robert C. Williams
                              Title: Chairman, President, and
                                       Chief Executive Officer



                              JAMES RIVER INTERNATIONAL
                              HOLDINGS, LTD.


                              By:/s/Stephen E. Hare
                              Title: Senior Vice President



                              RAYNE HOLDINGS INC.


                              By:/s/Carlo Galiano
                              Title: Director



                              TISSUE PAPER HOLDING S.A.


                              By:/s/Fabio Todeschini
                              Title: Director


                              By:/s/Renato Papetti
                              Title: Director